Exhibit 99.1

ARENA PHARMACEUTICALS, INC. ANNOUNCES MULTI-YEAR DRUG DISCOVERY COLLABORATION WITH MERCK & CO., INC.

        San Diego, California. October 16, 2002 /PRNewswire/ Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) (Arena) announced today that it has entered into a multi-year research and licensing agreement with Merck & Co., Inc. (Merck) to collaborate on validating and developing therapeutics on three orphan G protein-coupled receptors (GPCRs) of particular interest to Merck. Arena will utilize its proprietary receptor technologies, CART and Melanophore, as well as the efforts of its medicinal chemistry group, to discover and develop initial molecules on these GPCRs. These efforts are expected to be supplemented by the efforts of chemists and other scientists at Merck. The objective of the research and development effort is to discover and commercialize novel compounds with therapeutic potential on these GPCRs.

        Under the collaboration, Arena will receive an upfront payment of $4 million and FTE research funding, and also expects to receive early technical milestones. Should the research result in compounds that enter clinical trials, Arena will receive clinical milestones along with royalties for an FDA approved and commercialized product. In addition to the upfront payment, Arena expects to receive over $10 million during the first year of this collaboration in research funding and milestone payments.

        "Arena's broad access to human GPCRs using our proprietary micro-arrays has resulted in the identification of numerous exciting potential disease pathways and drug discovery targets. I am pleased that Merck has chosen to enter into this multi-year collaboration. Using Arena's screening technologies, we have quickly screened our chemical library, identified hits, and made significant progress in optimizing these hits into several chemical lead series. I expect that our Merck collaboration will allow us to more rapidly, and with greater confidence, expand upon and commercialize these discoveries," stated Jack Lief, President and Chief Executive Officer of Arena.

        "Merck scientists are very enthusiastic about the opportunity to utilize Arena's cutting edge GPCR technology to further their drug discovery and development efforts, "stated Dr. Bennett Shapiro, Executive Vice President Worldwide Licensing and External Research.

About Merck

        Merck & Co., Inc. is a leading research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

About Arena

        Arena's CART and Melanophore technologies allow for the direct identification of modulators of GPCRs in a ligand-independent manner, making the technologies particularly useful with respect to the many GPCRs of therapeutic interest in the human genome. Arena has established collaborations with Eli Lilly and Company, Fujisawa Pharmaceutical Co., Ltd., Taisho Pharmaceutical Co., Ltd., TaiGen Biotechnology Co., and other companies. Arena has also initiated "Project Genesis," an internal program aimed at obtaining all of the human GPCRs, identifying the location of these receptors within the human body for purposes of understanding the function of such receptors, and screening each GPCR to identify receptor modulators that form the basis of drug candidates. For further information, please refer to Arena's website: http://www.arenapharm.com.

        Certain statements in this press release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include statements about the duration of this collaboration, expected payments, the activities of Merck, commercialization of discoveries, and other statements that are not historical facts, including statements which are preceded by the words "believes," "will," "intends," "plans," "expects," "anticipates," "estimates," and "aims," or similar words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. For example, the collaboration could be terminated by either Merck or Arena under certain circumstances, or by Merck if it determines the objectives are not scientifically promising. Other important factors that could cause actual results to differ materially from those stated or implied by Arena's forward looking statements are the same or similar to the factors regarding Arena's other collaborations disclosed in Arena's SEC reports, including, but not limited to, Arena's most recent annual report on Form 10-K. These forward-looking statements represent Arena's judgment as of the date of this release. Arena disclaims, however, any intent or obligation to update these forward-looking statements.

NOTE: "Arena Pharmaceuticals" and "Arena" are registered U.S. trademarks of the company. "CART" is a trademark of the company.

SOURCE: Arena Pharmaceuticals, Inc.

CONTACT: Jack Lief, President & CEO, ext. 223, or Joseph Mooney, CFO, ext. 508, both of Arena Pharmaceuticals, Inc., 858-453-7200

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